Exhibit 99.1

NEWS RELEASE
KENNEDY WILSON TO ACQUIRE TOLL BROTHERS’ APARTMENT LIVING PLATFORM FOR $347 MILLION, ADDING OVER $5 BILLION OF ASSETS UNDER MANAGEMENT

•Kennedy Wilson to acquire Toll Brothers’ interests in a portfolio of stabilized and in-development apartment and student housing properties for $347 million
•Transaction will bring over $5 billion of assets under Kennedy Wilson management, including $2.2 billion of AUM in 18 apartment and student housing properties that Kennedy Wilson will acquire as part of the transaction, and $3.0 billion of AUM in 20 apartment and student housing properties that Kennedy Wilson will manage on behalf of Toll Brothers
•Kennedy Wilson to acquire a pipeline of 29 development sites which, if completed, would total approximately $3.6 billion in capitalization
BEVERLY HILLS, Calif. & FORT WASHINGTON, Pa. (Sept. 18, 2025) – Global real estate investment company Kennedy Wilson (NYSE: KW) and Toll Brothers, Inc. (NYSE: TOL), the nation’s leading builder of luxury homes, announced today that Kennedy Wilson has agreed to acquire Toll Brothers’ Apartment Living platform, including its in-house development team and its interests in a portfolio of completed properties and assets under development, for a total purchase price of $347 million. The transaction will provide immediate scale to Kennedy Wilson’s investment management platform and its rental housing capabilities, while monetizing a significant portion of Toll Brothers’ investments in rental properties. The transaction is expected to close in October 2025 and is subject to certain closing conditions.
As part of the transaction, Kennedy Wilson will acquire Toll Brothers’ general partner interests in 18 apartment and student housing properties with AUM of $2.2 billion. Kennedy Wilson will also acquire a pipeline of 29 sites in various stages of development which, if completed, would total approximately $3.6 billion of invested capital, with Kennedy Wilson to assume construction management responsibilities for these properties. As part of the transaction, Kennedy Wilson will also manage 20 apartment and student housing properties that will remain with Toll Brothers following closing, representing another $3.0 billion of AUM for Kennedy Wilson. It is Toll Brothers’ intention to dispose of these remaining assets over time and exit the multifamily development business.
Kennedy Wilson will also acquire the expertise of the Toll Brothers Apartment Living management team. It expects to make offers to all employees of Toll Brothers Apartment Living and anticipates the entire

Apartment Living executive team will join Kennedy Wilson to oversee the existing portfolio and further grow the development platform.
In addition, the transaction is expected to create a new long-term relationship between the two companies that paves the way for future investment opportunities across rental and for-sale housing. Under this arrangement, Kennedy Wilson will refer prospective for-sale housing opportunities to Toll Brothers, and Toll Brothers will reciprocate with rental housing opportunities, creating a mutually beneficial pipeline of shared deal flow.
Kennedy Wilson expects to make an initial investment of approximately $90 million in the acquired interests and will assume Toll Brothers’ general partner role in such acquired assets. The balance of the purchase price will be funded from existing Kennedy Wilson partners. The transaction will immediately enhance the scale of Kennedy Wilson’s world-class investment management platform.
“We are thrilled to welcome the best-in-class team at Toll Brothers Apartment Living to Kennedy Wilson and to further accelerate the growth of our investment management business and multifamily development capabilities at a time when the country is in true need of new, high-quality housing,” said William McMorrow, Chairman and CEO of Kennedy Wilson. “This purchase helps create an unparalleled national platform within the rental housing space that totals over 80,000 units we own, finance or manage, and solidifies Kennedy Wilson’s fully integrated capabilities across real estate development, acquisitions, and asset management along with a market-leading housing-focused credit platform.”
“We are proud of the value that has been created by our Toll Brothers Apartment Living business, and we are excited for the future of this team with Kennedy Wilson,” said Douglas C. Yearley, Jr., Chairman and CEO of Toll Brothers. “This transaction will unlock significant capital for our stockholders, while allowing us to focus on our core homebuilding business and continue our transformation to a more asset-light homebuilder. We are pleased that our Toll Brothers Apartment Living employees have found a new home at Kennedy Wilson.”

J.P. Morgan Securities LLC acted as Kennedy Wilson’s exclusive financial advisor. Latham & Watkins served as Kennedy Wilson’s legal counsel. Goldman Sachs & Co. LLC and Vestra Advisors acted as Toll Brothers’ financial advisors, and Fried, Frank, Harris, Shriver & Jacobson LLP served as Toll Brothers’ legal counsel.

About Kennedy Wilson

Kennedy Wilson (NYSE: KW) is a leading real estate investment company with $30 billion of assets under management in high growth markets across the United States, the UK and Ireland. Drawing on decades of experience, its relationship-oriented team excels at identifying opportunities and building value through market cycles, closing more than $60 billion in total transactions across the property spectrum since going public in 2009. Kennedy Wilson owns, operates, and builds real estate within its high-quality, core real estate portfolio and through its investment management platform, where the company targets opportunistic equity and debt investments alongside partners. For further information, please visit www.kennedywilson.com.

About Toll Brothers

Toll Brothers, Inc., a Fortune 500 Company, is the nation's leading builder of luxury homes. The Company was founded 58 years ago in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL.” The Company serves first-time, move-up, empty-nester, active-adult, and second-home buyers, as well as urban and suburban renters. Toll Brothers builds in over 60 markets in 24 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Indiana, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, and Washington, as well as in the District of Columbia. The Company operates its own architectural, engineering, mortgage, title, land development, smart home technology, and landscape subsidiaries. The Company also develops master-planned and golf course communities as well as operates its own lumber distribution, house component assembly, and manufacturing operations.

Toll Brothers has been one of Fortune magazine’s World's Most Admired Companies™ for 10+ years in a row, and in 2024 the Company’s Chairman and CEO Douglas C. Yearley, Jr. was named one of 25 Top CEOs by Barron’s magazine. Toll Brothers has also been named Builder of the Year by Builder magazine and is the first two-time recipient of Builder of the Year from Professional Builder magazine.
For more information visit TollBrothers.com.

From Fortune, ©2025 Fortune Media IP Limited. All rights reserved. Used under license.

ABOUT TOLL BROTHERS APARTMENT LIVING®
Toll Brothers Apartment Living® is the apartment development division of Toll Brothers, Inc. (NYSE: TOL), an award-winning Fortune 500 Company, and the nation's leading builder of luxury homes. Toll Brothers Apartment Living brings the same quality, luxury, and service for which Toll Brothers is known to its exceptional rental and mixed-use communities in select markets, including Atlanta, Boston, Dallas, Los Angeles, New York, Philadelphia, Phoenix, and Washington, DC. Toll Brothers Apartment Living communities combine the energy of vibrant locations with unparalleled amenities, resident services, and the design and expertise of America’s Luxury Home Builder®. In 2024, Toll Brothers Apartment Living was named to the National Multifamily Housing Council’s Top 25 Largest Developers list, the fifth year it has been so recognized. The firm has completed over 10,000 units nationally, with more than 18,000 units in production.

For more information visit TollBrothersApartmentLiving.com.

Special Note Regarding Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” within the meaning of U.S. federal securities laws. These forward-looking statements are estimates that reflect our management’s current expectations, are based on our current estimates, expectations, forecasts, projections and assumptions that may prove to be inaccurate and involve known and unknown risks. Accordingly, our actual results, performance or achievement, or industry results, may differ materially and adversely from the results, performance or achievement, or industry results, expressed or implied by these forward-looking statements, including for reasons that are beyond our control.  Some of the forward-looking statements may be identified by words like “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “projects”, “indicates”, “could”, “may” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. We assume no duty to update the forward-looking statements, except as may be required by law.

KW-IR

Kennedy Wilson Contacts:     Investors
                                     Daven Bhavsar, CFA
                                Head of Investor Relations
                              +1 (310) 887-3431
                                dbhavsar@kennedywilson.com

                              Media
                                     Emily Heidt
                                    Managing Director, Communications
                                    +1 (310) 887-3499
                                 eheidt@kennedywilson.com

Toll Brothers Contacts:         Investors
Gregg Ziegler
Senior Vice President, Investor Relations & Treasurer
+1 (215) 478-3820
gziegler@tollbrothers.com

                                  Media
                                     Heather Reeves
                                    Vice President, Public Relations & Social Media
+1 (215) 328-7634
hreeves@tollbrothers.com